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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an Application to Determine Eligibility of a Trustee Pursuant to
                            Section 305(b)(2) [   ]

                             SUNTRUST BANK, ATLANTA
              (Exact name of trustee as specified in its charter)

       GEORGIA BANKING CORPORATION                               58-0466330
(Jurisdiction of incorporation or organization                (I.R.S. Employer
       if not a U.S. national bank)                          Identification No.)

            25 PARK PLACE, N.E.
             ATLANTA, GEORGIA                                       30303
  (Address of principal executive offices)                       (Zip code)

                                 DAVID M. KAYE
                            SUNTRUST BANK, ATLANTA
                               58 EDGEWOOD AVE.
                                   ROOM 400
                            ATLANTA, GEORGIA  30303
                                (404) 588-7583
           (Name, address and telephone number of agent for service)
                       ---------------------------------
                              THE KRYSTAL COMPANY
              (Exact name of obligor as specified in its charter)

           TENNESSEE                                              62-0264140
(State or other jurisdiction of                                (I.R.S. Employee
 incorporation or organization)                              Identification No.)



           ONE UNION SQUARE
        CHATTANOOGA, TENNESSEE                                      37402
(Address of principal executive offices)                         (Zip Code)

                              10 1/4% SENIOR NOTES
                                    DUE 2007
                      (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION.

   FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE --

   (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

   Department of Banking and Finance,
   State of Georgia,
   Atlanta, Georgia

   Federal Reserve Bank of Atlanta
   104 Marietta Street, N.W.
   Atlanta, Georgia

   Federal Deposit Insurance Corporation
   Washington, D.C.

   (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

   Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

   IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
   AFFILIATION.

   The obligor is not an affiliate of the trustee.



   No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in Item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank, Atlanta is a trustee.



ITEM 13.  DEFAULTS BY THE OBLIGOR.

   (a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.


   There is not and has not been any such default.

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   (b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER
       SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

   There has not been any such default.



   No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in Item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank, Atlanta is a trustee.

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ITEM 16.  LIST OF EXHIBITS.

   The additional exhibits listed below are filed herewith. Exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number
-------

  1 A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 33-63523).

  2 A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1 to Form T-1, Registration No. 33-63523).

  3 A copy of the authorization of the trustee to exercise trust powers. (Included in Exhibit 1 to Form T-1, Registration No. 33-63523).

  4 A copy of the existing bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-49283).

  5     Not applicable.

  6 Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

  7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

  8     Not applicable.

  9     Not applicable.

                                      NOTE

      In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor or the underwriters and the trustee disclaims responsibility for the accuracy and completeness of such information.

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                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, SunTrust Bank, Atlanta, a corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia, on the 8th day of December, 1997.


                              SUNTRUST BANK, ATLANTA



                              By: /s/ Kathleen Delaney
                                 -----------------------------------
                                     Kathleen Delaney
                                     Corporate Trust Officer


                              By: /s/ Ronald C. Painter
                                 ------------------------------------
                                     Ronald C. Painter
                                     Vice President

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Exhibit
Number                     Description
-------                    -----------

  1 A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 33-63523).

  2 A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1 to Form T-1, Registration No. 33-63523).

  3 A copy of the authorization of the trustee to exercise trust powers. (Included in Exhibit 1 to Form T-1, Registration No. 33-63523).

  4 A copy of the existing bylaws of the Trustee. (Included in Exhibit 4 to Form T-1, Registration No. 33-49283).

  5       Not applicable.

  6 Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

  7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

  8       Not applicable.

  9       Not applicable.


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                                                                    EXHIBIT 6


                               CONSENT OF TRUSTEE


      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Senior Facility Bonds, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                      SUNTRUST BANK, ATLANTA



                                      By: /s/ Kathleen Delaney
                                         -----------------------------------
                                         Kathleen Delaney
                                         Corporate Trust Officer


                                      By: /s/ Ronald C. Painter
                                         -----------------------------------
                                         Ronald C. Painter
                                         Vice President


Dated: December 8, 1997

                                      -7-
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                                                                       EXHIBIT 7


                      CONSOLIDATED REPORT OF CONDITION OF
                             SUNTRUST BANK, ATLANTA
                         (FORMERLY TRUST COMPANY BANK)

of Atlanta, Georgia and Foreign and Domestic subsidiaries, at the close of business, September 30, 1997, a state banking institution organized and operating under the banking laws of this state and a member of the Federal
Reserve System.  Published in accordance with a call made by the State Banking
Authorities.
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ASSETS                                                                     DOLLAR AMOUNTS
                                                                            IN THOUSANDS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                         $   936,136
   Interest-bearing balances                                                        4,501
Securities:
   Held-to-maturity securities                                                          0
   Available-for-sale securities                                                2,870,195
Federal funds sold and securities purchased under agreements to resell          1,260,853
Loans and lease financing receivables:
   Loans and leases, net of unearned income                                    10,332,434
   LESS:  Allowance for loan and lease losses                                     133,475
   LESS:  Allocated transfer risk reserve                                               0
   Loans and leases, net of unearned income, allowance, and reserve            10,198,959
Assets held in trading accounts                                                    22,971
Premises and fixed assets (including capitalized leases)                           99,127
Other real estate owned                                                             1,786
Investments in unconsolidated subsidiaries and associated companies                12,664
Customers' liability to this bank on acceptances outstanding                      492,368
Intangible assets                                                                  17,422
Other assets                                                                      154,588
                                                                              -----------
Total assets                                                                  $16,071,570
                                                                              ===========

LIABILITIES
Deposits:
In domestic offices                                                           $ 6,360,278
   Noninterest-bearing                                                          2,454,554
   Interest-bearing                                                             3,905,724
In foreign offices, Edge and Agreements subsidiaries and IBFs                   2,469,099
   Noninterest-bearing                                                                  0
   Interest-bearing                                                             2,469,099
Federal funds purchased and securities sold under agreements to repurchase      2,581,162
Demand Notes issued to the U.S. Treasury                                                0
Trading Liabilities                                                                 7,658
Other borrowed money
   With a original maturity of one year or less                                   669,895
   With a original maturity of more than one year through three years                   0
   With a remaining maturity of more than three years                               2,511
Bank's liability on acceptances executed and outstanding                          492,368
Subordinated notes and debentures                                                 250,000
Other Liabilities                                                               1,036,286
                                                                              -----------
Total Liabilities                                                             $13,869,257
                                                                              ===========


EQUITY CAPITAL
Perpetual preferred stock and related surplus                                           0
Common stock                                                                       21,601
Surplus                                                                           573,406
Undivided profits and capital reserves                                            656,861
Net unrealized holding gains (losses) on available-for-sale securities            950,445
Cumulative foreign currency translation adjustments                                     0
Total equity capital                                                            2,202,313
                                                                              -----------
Total liabilities, limited-life preferred stock and equity capital            $16,071,570
                                                                              ===========
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I, Russell L. Hunter, Senior Vice President of the above named bank, do hereby declare that this Report of Condition and Income has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                            Russell L. Hunter

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                            Robert R. Long
                                            R. W. Courts
                                            L. Philip Humann

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